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                                                                 EXHIBIT 10.12


                        SECURITY AGREEMENT CONFIRMATION

         Reference is made to that certain Security Agreement (the "Agreement") dated June 29, 2001 from The Birch Pond Group, Inc. to Citizens Bank of Massachusetts ("Citizens") individually and as Agent for the benefit of, and on behalf of, all Lenders, as such term is defined in that certain Fifth Amended and Restated Loan Agreement between The J. Jill Group, Inc. on the one hand, and the several financial institutions from time to time party thereto (Citizens Bank of Massachusetts being one of them) and Citizens Bank of Massachusetts as Agent on behalf of the Lenders, on the other hand, dated as of June 29, 2001, as amended as of August 28, 2001, July 25, 2002, June 26, 2003 and as the same may hereafter be amended (collectively, the "Security Agreement"). The undersigned hereby confirms to Citizens individually and as Agent that the Agreement (i) remains in full force and effect; (ii) is valid, binding and enforceable against the undersigned and the undersigned's successors and assigns in accordance with its terms; and (iii) continues to secure all "Obligations" as therein defined.

         Executed as an instrument under seal as of this 26 day of June, 2003.

                                 THE BIRCH POND GROUP, INC.

                                 By: /s/ Dennis J. Adomaitis
                                    ------------------------
                                 Name: Dennis J. Adomaitis
                                       -------------------
                                 Title: President of The Birch Pond Group, Inc.
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